INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of the 6th day of October, 2006, by and between Ryder System, Inc., a Florida corporation (the “Corporation”), and the undersigned Director of the Corporation (“Indemnitee”).

WHEREAS, it is essential to the Corporation to retain and attract as directors the most capable persons available; and

WHEREAS, through its Restated Articles of Incorporation and By-laws it is the express policy of the Corporation to indemnify its Directors so as to provide them with the maximum possible protection permitted by law; and

WHEREAS, the Board of Directors has concluded that it is in the best interests of the Corporation’s shareholders for the Corporation to contractually reaffirm the Shareholders’ expressed policy to indemnify its Directors and to establish procedures and presumptions with respect thereto to make the process of indemnification more certain; and

WHEREAS, Florida Statutes, Section 607.0850, empowers corporations to indemnify, among others, any person serving as a director of the Corporation, and such Section 607.0850 specifies that the indemnification set forth therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or Disinterested Directors, or otherwise; and

WHEREAS, the Corporation desires to have Indemnitee serve or continue to serve as a director of the Corporation or of any other corporation, subsidiary, partnership, joint venture, or trust or other enterprise of which Indemnitee has been or is serving at the request, or to represent the interests, of the Corporation (hereinafter referred to as “Affiliates(s) of the Corporation”) free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of Indemnitee’s Corporate Status (as defined below) and Indemnitee desires to serve or to continue to serve (provided that Indemnitee is furnished the indemnity provided for hereinafter), in one or more of such capacities;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Corporation and Indemnitee hereby agrees as follows:

1. Agreement to Serve. Indemnitee will serve and/or continue to serve, at the will of the Corporation or under separate contract, if such exists, the Corporation or an Affiliate of the Corporation as a director faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected and qualified in accordance with the provisions of the By-laws or board resolutions thereof or until such time as Indemnitee tenders his or her resignation.

2. Indemnification. To the fullest extent permitted by the laws of the State of Florida, the Corporation shall indemnify and advance Expenses (as hereinafter defined) to Indemnitee as provided in this Agreement.

3. Proceedings Other Than Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification, set forth in Section 2 if, by reason of Indemnitee’s Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be, made a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Corporation. Indemnitee shall be indemnified against Expenses, liability and loss, including but not limited to, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him/her or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter related thereto, if such Indemnification is permitted by applicable law and Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4. Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification set forth in Section 2 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor provided such Proceeding was authorized by the Board of Directors of the Corporation. Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him/her or on Indemnitee’s behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable, unless the court in which the Proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding or any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually incurred by him/her or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such a Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such a Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually incurred by him/her or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses incurred by him/her or on Indemnitee’s behalf in connection therewith.

7. Advancement of Expenses. The Corporation shall pay all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within sixty (60) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such payment from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

8. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification, Indemnitee shall submit to the Corporation a written request, accompanied by such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (hereinafter a “Request for Indemnification”). The Secretary of the Corporation shall, promptly upon receipt of such a Request for Indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon submission of a Request for Indemnification, a determination, (unless otherwise ordered by a court), with respect to Indemnitee’s entitlement thereto, shall be made as follows: (1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (2) if such quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding; (3) by Independent Counsel: (i) selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or (ii) if a quorum of the Directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or (4) by the Shareholders by a majority vote of a quorum consisting of Shareholders who were not parties to such proceeding, or if no such quorum is obtainable, by a majority vote of Shareholders who were not parties to such proceeding.

(c) If a determination is to be made by Independent Counsel, the Corporation shall pay all fees and expenses of Independent Counsel in making such determination.

9. Presumptions and Effect of Certain Proceedings.

(a) When making a determination with respect to entitlement to indemnification, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification if Indemnitee has submitted a Request for Indemnification in accordance with Section 8(a) and the Corporation shall have the burden of proof to overcome that presumption.

(b) If the person, persons or entity empowered or selected under Section 8 to determine whether Indemnitee is entitled to indemnification denies such request, in whole or in part, or shall not have made such determination within sixty (60) days after receipt by the Corporation of the request therefor, the Indemnittee may seek to establish any rights to indemnification granted by Section 2 of this Agreement in any court of competent jurisdiction. The Indemnittee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnittee’s right to indemnification, in whole or in part, in any such Proceeding or otherwise shall also be indemnified by the Corporation.

(c) The termination of any Proceeding or of any claim, issue or matter related thereto by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement or by law) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. In addition, neither the failure of the Independent Counsel to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Independent Counsel that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of proceedings by Indemnitee to secure an arbitral or judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

10. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify Indemnitee under circumstances that would render such indemnification unlawful under Florida law.

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to a Proceeding (or part thereof) initiated by Indemnitee, except with respect to: (1) a Proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 9(b) of this Agreement); or (2) a Proceeding (or part thereof) of which the Indemnitee has provided notice to the Board of Directors of Corporation of his intent to commence such Proceeding and for which the Board of Directors has not denied authorization to Indemnitee to commence such Proceeding (or any part thereof) within sixty (60) days of its receipt of such notice, and then, Indemnitee shall be entitled to indemnification and the advancement of Expenses for such Proceeding initiated by Indemnitee only upon such terms and conditions as the Board of Directors may deem appropriate.

(c) Claims Under Section 16(b). To indemnify Indemnitee for Expenses and payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute as evidenced by a judgment or ruling in any judicial, administrative or alternative dispute resolution proceeding.

11. Non-Exclusivity; Survival of Rights; Insurance.

(a) The rights of indemnification and to receive advancement of Expenses as described by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Restated Articles of Incorporation, the By-Laws, any agreement, a vote of shareholders, a resolution of Disinterested Directors or otherwise. No amendment, alteration or repeal of the Restated Articles of Incorporation or the By-Laws or of any provision hereof shall be effective as to Indemnitee with respect to any action or omission by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the laws of the State of Florida (whether by statute or judicial action) permits greater indemnification by agreement than would be afforded currently under the Corporation’s Restated Articles of Incorporation, By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. The provisions of this Agreement shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

(b) The Corporation shall maintain directors’ and officers’ liability insurance, covering Indemnitee, with commercially reasonable coverage terms and limits for so long as Indemnitee serves as a director of the Corporation or an Affiliate of the Corporation, provided and to the extent that such insurance is available on a commercially reasonable basis. However, the Corporation agrees that the provisions hereof shall remain in effect regardless of whether insurance coverage is at any time obtained or retained by the Corporation; except that any payments made under an insurance policy shall reduce the obligations of the Company hereunder.

12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

13. Definitions. For purposes of this Agreement:

(a) “Corporate Status” means the status of a person who is or was a director of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. Any election or appointment of an Indemnitee as a director of the Corporation or of any corporation, partnership or joint venture which is a subsidiary or affiliate of the Corporation, or of a trust or employee benefit plan of the Corporation or any such subsidiary or affiliate, shall conclusively evidence that such Indemnitee’s service in such capacity was at the request of the Corporation.

(b) “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(d) “Indemnitee” means any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Sections 3, 4, 5 or 6 by reason of Indemnitee’s Corporate Status.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter (other than with respect to the rights of Indemnitee under this Agreement or other indemnities under similar indemnity agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f) “Proceeding” means any action, suit, indictment, information, arbitration, alternate dispute resolution mechanism, inquiry, investigation, congressional, regulatory or administrative hearing or any other proceeding whether civil, criminal, regulatory, administrative or investigative, except one initiated by an Indemnitee unless such Proceeding was authorized by the Board of Directors or Indemnitee is enforcing Indemnitee’s rights to indemnification and/or advancement of Expenses. For purposes of this definition, a counterclaim, cross claim or third party claim in a Proceeding shall be considered a separate and distinct Proceeding.

14. Notification and Defense of Claim.

(a) Indemnitee shall give the Corporation notice in writing as soon as reasonably practicable of any claim made against him/her for which indemnity will or could be sought under this Agreement. In addition, Indemnitee shall, at the Corporations’ expense give the Corporation such information and cooperation as it may reasonable require and as shall be within Indemnitee’s power. Notice to the Corporation shall be directed to Ryder System, Inc., 11690 NW 105th Street, Miami, Florida FL 33178, Attention: General Counsel (or such other address as the Corporation shall designate in writing to Indemnitee). Notices to Indemnitee shall be directed to the address set forth below the signature of the Indemnitee on this Agreement (or such other address as the Indemnitee shall designate in writing to the Corporation). Notices shall be deemed received three (3) days after the date postmarked, if sent by prepaid certified mail, return receipt requested, properly addressed.

(b) In the event the Corporation shall be obligated to pay the Expenses of Indemnitee with respect to a Proceeding, as provided in this Agreement, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s own expense. Notwithstanding the above provisions of this Section 14(b), the Corporation shall not be entitled to assume the defense of a Proceeding with counsel of its choosing, and all Expenses incurred by Indemnitee in defending such a Proceeding with Indemnitee’s own counsel shall be the obligation of the Corporation, if (i) the employment of Indemnitee’s own counsel has been previously authorized in writing by the Corporation; (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense; or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same original.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

17. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns.

18. Amendment. This Agreement may be amended or modified only by a writing executed and signed by the parties hereto.

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Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

RYDER SYSTEM, INC.

By:

Name: Robert D. Fatovic Title: Executive Vice President, General Counsel and Corporate Secretary

INDEMNITEE Name:
Address: